EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135402 on Form S-8 of our report dated June 26, 2009, relating to the financial statements of First Federal Bancshares of Arkansas, Inc. Employees’ Savings and Profit Sharing Plan appearing in this Annual Report on Form 11-K of First Federal Bancshares of Arkansas, Inc. Employees’ Savings and Profit Sharing Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Little Rock, Arkansas
June 28, 2010